UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
_________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2016, the Board of Directors (the “Board”) of The Clorox Company (the “Company”) announced several actions taken on August 1, 2016, which are each effective August 15, 2016.

The Board appointed Benno Dorer, Chief Executive Officer of the Company, as Chairman of the Board. The Board also appointed Pamela Thomas-Graham as independent Lead Director of the Board.

The Board also elected Allan D. “David” Mackay to the Board. In addition, the Board appointed Mr. Mackay to the Board’s Management Development and Compensation Committee. Mr. Mackay will be entitled to compensation in accordance with the Company’s standard non-employee director compensation program.

A press release announcing the appointments of Mr. Dorer and Ms. Thomas-Graham and the election of Mr. Mackay is filed as Exhibit 99.1 hereto and is incorporated herein in its entirety.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press Release dated August 4, 2016, of The Clorox Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: August 4, 2016	By:	/s/ Laura Stein
Executive Vice President – General Counsel
and Corporate Affairs

THE CLOROX COMPANY

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated August 4, 2016, of The Clorox Company